SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           WINNEBAGO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                            SUPPLEMENTAL INFORMATION

     The Company will file a Registration Statement on Form S-8 to register the Common Stock to be issued relating to the options granted under the 1997 Stock Option Plan prior to any of the options becoming exercisable in February 1998.

                                     [LOGO]
                                    WINNEBAGO
                                INDUSTRIES, INC.
                             FOREST CITY, IOWA 50436








                                    NOTICE OF
                                      1997
                                 ANNUAL MEETING
                                 OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 17, 1997


To the Shareholders of
WINNEBAGO INDUSTRIES, INC.

     The Annual Meeting of Shareholders of Winnebago Industries, Inc. will be held on Wednesday, December 17, 1997, at 7:30 p.m., Central Standard Time, at Friendship Hall, Highway 69 South, Forest City, Iowa, for the following purposes:

      1.    the election of ten directors;

      2. to consider and vote upon a proposal to approve the Winnebago Industries, Inc. 1997 Stock Option Plan (a copy of which is included as Exhibit A to the accompanying Proxy Statement); and

      3. the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors of the Company has fixed the close of business on October 13, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof.




                                By Order of the Board of Directors

                                /s/ Raymond M. Beebe
                                RAYMOND M. BEEBE
                                SECRETARY

Forest City, Iowa
November 17, 1997



                            YOUR VOTE IS IMPORTANT

     EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                          WINNEBAGO INDUSTRIES, INC.

                              ------------------
                                PROXY STATEMENT
                              ------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Winnebago Industries, Inc., an Iowa corporation (the "COMPANY"), P.O. Box 152, Forest City, Iowa 50436, of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at Friendship Hall, Highway 69 South, Forest City, Iowa on December 17, 1997, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof. This Proxy Statement was first mailed to shareholders on or about November 17, 1997.


     Only holders of Common Stock of record at the close of business on October 13, 1997 will be entitled to vote at the Annual Meeting of Shareholders. At such date, the Company had outstanding 25,480,827 shares of Common Stock, par value $.50 per share "COMMON STOCK"). Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon at the meeting. A majority of the outstanding shares of Common Stock will constitute a quorum for the Annual Meeting of Shareholders. Election of each director requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy and voted at the meeting. Approval of the proposal to approve the Company's 1997 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy and voted at the meeting.


     A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. A person giving the enclosed proxy may revoke it by giving written notice to the Secretary, or by subsequently granting a later-dated proxy. Unless revoked, the shares represented by validly executed proxies will be voted at the meeting in accordance with the instructions indicated thereon. Withholding authority to vote on a director nominee will in effect count as a vote against the director nominee. If no instructions are indicated on the proxy, it will be voted: (i) for the election of the nominees for director named below; (ii) for the proposal to approve the Company's 1997 Stock Option Plan; and (iii) in the discretion of the named proxies upon such other matters as may properly come before the meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as a vote against a director nominee, however, as to any other matter which may properly come before the meeting (including the proposal to approve the Company's 1997 Stock Option Plan), abstentions and broker non-votes will not have any effect.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At October 13, 1997, Mrs. Luise V. Hanson owned an aggregate of 10,621,906 shares (41.7 percent) of the outstanding Common Stock, owning 4,963,374 shares (19.5 percent) of record and beneficially, and 5,658,532 shares (22.2 percent) beneficially, as executor of the Estate of John K. Hanson. By virtue of her stock ownership, Mrs. Hanson may be deemed to be a controlling person of the Company. At the same date, Mary Jo Boman, daughter of Mrs. Luise V. Hanson, owned 212,184 shares (0.8 percent) of Common Stock and her husband, Gerald E. Boman, owned 211,185 shares (0.8 percent) of Common Stock. John V. Hanson, son of Mrs. Luise V. Hanson, owned 530 shares of Common Stock.

     The following table contains information with respect to the ownership of Common Stock by (i) each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each nominee for election as a director, (iv) each executive officer listed in the Summary Compensation Table and (v) the group named below.



                                          SHARES OF COMMON STOCK
                                           OWNED BENEFICIALLY AT     PERCENT OF
               NAME                         OCTOBER 13, 1997(1)     COMMON STOCK
---------------------------------------   -----------------------   ------------
           Luise V. Hanson                     10,621,906(2)            41.7
           Edwin F. Barker                         64,666(4)             (3)
           Raymond M. Beebe                        61,726(4)             (3)
           Gerald E. Boman                        423,369(2)             1.7
           Jerry N. Currie                         10,000(4)             (3)
           Fred G. Dohrmann                        86,008(4)             (3)
           John V. Hanson                             530(2)             (3)
           Bruce D. Hertzke                        48,333(4)             (3)
           James P. Jaskoviak                       3,666(4)             (3)
           Gerald C. Kitch                         11,000(4)             (3)
           Richard C. Scott                            --                --
           Joseph M. Shuster                       11,000(4)             (3)
           Frederick M. Zimmerman                  10,650(4)             (3)
           Francis L. Zrostlik                     10,000(4)             (3)
           Directors and officers as a
            group (17 persons)                    762,007(2)(4)          3.0

------------------
(1) Includes shares held jointly with or by spouse and shares held as custodian, beneficial ownership of which is disclaimed.

(2) The narrative above provides further information with regard to such ownership.

(3) Less than one percent.

(4) Includes 53,666, 53,666, 10,000, 85,000, 47,333, 3,666, 10,000, 10,000,
    10,000, 10,000 and 313,995 shares, respectively, which Mr. Barker, Mr. Beebe, Mr. Currie, Mr. Dohrmann, Mr. Hertzke, Mr. Jaskoviak, Mr. Kitch, Mr. Shuster, Mr. Zimmerman, Mr. Zrostlik and the directors and officers as a group have the right to acquire within 60 days of October 13, 1997 through the exercise of stock options.

                             ELECTION OF DIRECTORS

     All current directors are standing for reelection. Each nominee is being elected to serve until the next ensuing annual meeting and until a successor is elected and qualified. The shares represented by the enclosed proxy will be voted for the election as directors of the nominees named below if no direction is made otherwise.


                                                                                        YEAR FIRST
                                                                                        BECAME A
NAME (AGE)(1)                                   PRINCIPAL OCCUPATION                    DIRECTOR
-----------------------------   ----------------------------------------------------   -----------
Gerald E. Boman (62)            Retired; former Senior Vice President,                    1962
                                Winnebago Industries, Inc.

Jerry N. Currie (52)            President & Chief Executive Officer of both               1996
                                CURRIES Company, manufacturer of steel
                                doors and frames for nonresidential
                                construction and GRAHAM Manufacturing,
                                manufacturer of wood doors for nonresidential
                                construction

Fred G. Dohrmann (65)           Chairman of the Board of Directors and                    1989
                                Chief Executive Officer, Winnebago Industries, Inc.

John V. Hanson (55)             Retired; former President and Deputy                      1996(2)
                                Chairman of the Board of Directors of
                                Winnebago Industries, Inc.

Bruce D. Hertzke (46)           President and Chief Operating Officer,                    1997
                                Winnebago Industries, Inc.

Gerald C. Kitch (59)            Executive Vice President, Pentair, Inc.,                  1996
                                diversified manufacturer of tools, equipment
                                and ammunition

Richard C. Scott (63)           Vice President of University Development at               1997
                                Baylor University, Waco, Texas

Joseph M. Shuster (65)          Chairman, Teltech, national technology                    1988
                                transfer company

Frederick M. Zimmerman (61)     Professor of Manufacturing Systems                        1992
                                Engineering at The University of St.
                                Thomas, St. Paul, Minnesota

Francis L. Zrostlik (63)        President, Stellar Industries, Inc., manu-                1993(3)
                                facturer of hydraulic truck equipment;
                                former President of Iowa Mold Tooling


------------------
(1) Reference is made to "Voting Securities and Principal Holders Thereof."

(2) Also served as a director from 1967 to 1979 and from 1985 to 1989.

(3) Also served as a director from 1979 to 1986.

     All of the foregoing have been employed in their principal occupation or other responsible positions with the same organization for at least the last five years or are currently retired after having served in responsible positions with the organization indicated.

     John V. Hanson and Gerald E. Boman are brothers-in-law.

     Mr. Zimmerman is also a director of HEI, Inc., a designer and manufacturer of custom microelectronics and light pens.

     Discretionary authority is solicited to vote for the election of a substitute for any of said nominees who, for any reason currently unknown, cannot be a candidate for election.



                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board has established Audit, Human Resources and Nominating Committees to assist it in the discharge of its responsibilities. The principal responsibilities of each of these committees are described below.

     The members of the Audit Committee are Messrs. Zimmerman and Zrostlik. Each year, the committee recommends to the Board the appointment of independent public accountants to examine the books of the Company. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the books, results of those audits, their fees and any problems identified by and recommendations of the independent public accountants regarding internal controls. The committee is also prepared to meet privately at any time at the request of the independent public accountants or members of management to review any special situation arising on any of the above subjects. The committee met four times in fiscal 1997.

     The Human Resources Committee, consisting of Messrs. Shuster, Zimmerman and Kitch, met six times in fiscal 1997. This committee makes recommendations to the Board of Directors as to the salary of the Chief Executive Officer (CEO) and sets the salaries and bonus payments, if any, of all other employee-directors and elected officers. It also has responsibility for administration of the Officer Incentive Compensation Plan and certain other employee incentive plans.

     The members of the Nominating Committee are Messrs. Dohrmann, Hanson and Shuster. This committee recommended to the Board the director-nominees proposed in this Proxy Statement for election by the shareholders. It reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The committee met once in fiscal 1997.

     The Board of Directors of the Company held six meetings during fiscal 1997. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting. During fiscal 1997, all of the directors attended more than 75 percent of the aggregate of Board of Directors' meetings and meetings of committees of the Board on which they served (while such Directors were members of the Board of Directors). Each director (except directors who are employees of the Company) currently receives a monthly fee of $1,600.

     Effective April 1, 1997, the Board of Directors adopted the Winnebago Industries, Inc. Directors' Deferred Compensation Plan (the "DIRECTORS' DEFERRED COMPENSATION PLAN"). The purpose of the Directors' Deferred Compensation Plan is to enable non-employee directors (the "PARTICIPANTS") to receive their fees and retainers as members of the Board of Directors and committees of the Board (the "DEFERRED COMPENSATION") in a form other than as direct payments. A Participant may elect to apply 100% of his or her Deferred Compensation to either but not both of the following forms: "Money Credits" or "Winnebago Stock Units." Money Credits are units credited in the form of dollars in accordance with the Participant's election to such Participant's account established by the Company. The Money Credits accrue interest from the credit date. The interest rate to be applied to the Participant's Money Credits is the 30 year Treasury bond yield as of the first business day of the plan year. The Board of Directors may from time to time prescribe additional methods for the accrual of interest on Money Credits with respect to Deferred Compensation. "Winnebago Stock Units" are units credited in the form of Common Stock of the Company in accordance with the Participant's election to such Participant's account established by the Company. The Common Stock utilized for purposes of the Directors' Deferred Compensation Plan will be treasury shares of the Company. Winnebago Stock Units will be recorded in such Participant's account on the basis of the mean between the high and the low prices of the Common Stock of the Company on the date upon which the account is to be credited, as officially quoted by the New York Stock Exchange. Any Participant investing Deferred Compensation in Winnebago Stock Units will receive a matching contribution from the Company equal to 25% of the Deferred Compensation so invested.

     A Participant's Winnebago Stock Unit account will vest at the rate of 33-1/3% for each complete 12 month period of service as a Director following April 1, 1997. Notwithstanding the above, the Participant's Winnebago Stock Unit account will become fully vested upon his or her attainment of age 69-1/2 while serving as a Director. In the event that a Participant terminates his or her service as a Director, any unvested Winnebago Stock Units will be forfeited by the Director and applied to future Company matching contributions.

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then if the Directors' Deferred Compensation Plan administrator determines, in its sole discretion, that such change equitably requires an adjustment in the number of Winnebago Stock Units then held in the Participant's Winnebago Stock Unit account, such adjustments will be made by the Directors' Deferred Compensation Plan administrator and will be conclusive and binding for all purposes of said plan.

     In the event of a "change in the control of the Company," as defined in the Directors' Deferred Compensation Plan, the Participant will receive a lump sum distribution of his or her accounts within 30 days following his or her termination of service as a Director after such change in control. Notwithstanding the above, in no event will a Participant's receipt of a distribution of Winnebago Stock Units from his or her accounts precede the six-month anniversary of his or her election to convert Deferred Compensation into Winnebago Stock Units.

     The Winnebago Industries, Inc. Stock Option Plan for Outside Directors (the "OUTSIDE DIRECTORS OPTION PLAN") provides that each director who is not a current or former full-time employee of the Company or a subsidiary (for purposes of the Outside Directors Option Plan, an "OUTSIDE DIRECTOR") will receive an option to purchase 10,000 shares of Common Stock. Pursuant to the Outside Directors

Option Plan, each Outside Director as of May 7, 1992 (consisting Joseph Shuster and two former Directors) automatically received an option to purchase 10,000 shares of Common Stock at a price of $5.50 per share. In addition, each person who first becomes a member of the Board of Directors as an Outside Director after May 7, 1992 will automatically receive an option to purchase 10,000 shares of Common Stock as of the date on which such person first becomes an Outside Director. Under this provision, Frederick M. Zimmerman received an option to purchase 10,000 shares of Common Stock on December 16, 1992 at a price of $9.00 per share, Francis L. Zrostlik received an option to purchase 10,000 shares of Common Stock on December 15, 1993 at a price of $8.875 per share, Jerry Currie received an option to purchase 10,000 shares of Common Stock on December 19, 1996 at a price of $7.1875 per share, Gerald Kitch received an option to purchase 10,000 shares of Common Stock on December 19, 1996 at a price of $7.1875 per share and Richard C. Scott received an option to purchase 10,000 shares of Common Stock on March 20, 1997 at a price of $7.25 per share. No option is exercisable during the first year after the date such option is granted. Thereafter, the options are exercisable for a period of ten years from the date each such option is granted. Notwithstanding the foregoing, in the event of a merger, consolidation, dissolution or liquidation of the Company, the expiration dates of any outstanding options may be accelerated and the dates on which outstanding options may be exercised may be accelerated, but the effectiveness of such acceleration and any exercise of options pursuant thereto with respect to shares in excess of the number of shares that could have been exercised in the absence of such acceleration, is conditioned upon, among other requirements, the consummation of the merger, consolidation, dissolution or liquidation. The purchase price of options granted under the plan is equal to 100 percent of the fair market value per share of the Common Stock at the time the option is granted. At August 30, 1997, options for 80,000 shares were outstanding under the Outside Directors Option Plan, options for 10,000 shares have been exercised and options for 10,000 shares were available for grant thereunder.

     The 1997 Stock Option Plan provides that directors who do not hold a position of employment with the Company or a subsidiary (for purposes of the 1997 Stock Option Plan "OUTSIDE DIRECTORS") shall receive nonqualified stock options and may not be granted incentive stock options. The exercise price per share of options granted on Outside Directors shall be the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on the date of grant. Each Outside Director of the Company on the effective date of the 1997 Stock Option Plan who was not granted an option to purchase 10,000 shares under the Outside Directors Option Plan was automatically granted nonqualified options to purchase 10,000 shares. Each Outside Director who, after the effective date of the 1997 Stock Option Plan is elected or appointed to the Board of Directors for the first time and who is not granted an option to purchase 10,000 shares under the Outside Directors Option Plan will, at the time such Director is so elected or appointed and duly qualified, be granted automatically a nonqualified stock option to purchase 10,000 shares at a per share price equal to the fair market value of a share on the date of grant.

     On August 14, 1997, pursuant to the terms of the 1997 Stock Option Plan, each of Gerald E. Boman and John V. Hanson were granted subject to shareholder approval, nonqualified stock options for 10,000 shares at a price of $8.5625 per share (which was the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on August 14, 1997). The nonqualified stock options granted on Messrs. Boman and Hanson are exercisable on or after February 14, 1998.

                            EXECUTIVE COMPENSATION

     The following table contains certain information with respect to compensation for services in all capacities paid by the Company and its subsidiaries for the past three fiscal years, to or on behalf of (i) the Chief Executive Officer of the Company at August 30, 1997, and (ii) each of the four other most highly compensated executive officers of the Company serving at August 30, 1997.

                          SUMMARY COMPENSATION TABLE


                                            ANNUAL COMPENSATION(1)             LONG-TERM COMPENSATION
                                         -----------------------------   -----------------------------------
                                                                                             ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY ($)     BONUS ($)(2)     OPTIONS(3)     COMPENSATION ($)(4)
-----------------------------   ------   ------------   --------------   ------------   --------------------
Fred G. Dohrmann                 1997      260,000         641,600          24,000             16,817
 Chairman and                    1996      219,618         352,169              --             16,760
 Chief Executive Officer         1995      206,731          53,409              --             16,702

Bruce D. Hertzke                 1997      210,000         123,600          20,000             18,000
 President and Chief             1996      168,846         276,900              --             18,000
 Operating Officer               1995      139,808          35,034              --              3,960

Edwin F. Barker                  1997      140,000          82,400          16,000             15,064
 Vice President, Chief           1996      142,692         188,754              --             15,064
 Financial Officer               1995      136,731          35,034              --             15,064

Raymond M. Beebe                 1997      140,000          82,400          16,000             18,830
 Vice President, General         1996      142,692         173,754              --             18,830
 Counsel and Secretary           1995      136,731          35,034              --             18,830

James P. Jaskoviak               1997      140,000          82,400          16,000             12,516
 Vice President, Sales           1996      142,692         173,754              --             11,000
 and Marketing                   1995      136,731          35,034              --              1,484

------------------
(1) No executive officer received personal benefits in excess of the lesser of 10% of cash compensation or $50,000.

(2) The bonus amounts include bonuses paid pursuant to the Company's Officer Incentive Compensation Plan as well as bonuses paid in the discretion of the Board of Directors, all as described under the caption "Report of the Human Resources Committee on Executive Compensation." The bonus amounts for 1996 include discretionary bonuses paid in fiscal 1997 based on the performance of such officers during fiscal 1996.

(3) The numbers in the table above represent options for the purchase of shares of the Company's Common Stock granted to the named persons under the Company's 1987 Nonqualified Stock Option Plan and the Company's 1997 Stock Option Plan. Half of the options for each named executive officer were granted under the Company's 1987 Nonqualified Stock Option Plan and the other half were granted under the Company's 1997 Stock Option Plan.

(4) Amounts of All Other Compensation are premiums paid by the Company pursuant to the Company's Executive Split-Dollar Life Insurance Plan. The Plan provides for preretirement death benefits for the named executives and certain other executive officers and annual or a lump sum payment upon retirement at age 65.

                     STOCK OPTIONS GRANTED IN FISCAL 1997


                                               INDIVIDUAL GRANTS                                POTENTIAL
                       -----------------------------------------------------------------    REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL
                                          PERCENTAGE                                         RATES OF STOCK
                                           OF TOTAL                                        PRICE APPRECIATION
                                           OPTIONS                                           FOR OPTION TERM
                                          GRANTED TO         EXERCISE                      -------------------
                          OPTIONS          EMPLOYEES         PRICE PER       EXPIRATION
NAME                      GRANTED        IN FISCAL 1997      SHARE($)           DATE        5% ($)     10% ($)
--------------------   --------------   ---------------   ---------------   ------------   --------   --------
Fred G. Dohrmann          12,000(1)                            7.75  (4)     10/17/2006     58,488    148,220
                          12,000(2)                            8.5625(5)     08/14/2007     64,618    163,760
                       ----------
                          24,000            5.7(3)

Bruce D. Hertzke          10,000(1)                            7.75  (4)     10/17/2006     48,740    123,517
                          10,000(2)                            8.5625(5)     08/14/2007     53,848    136,467
                       ----------
                          20,000            4.8(3)

Edwin F. Barker            8,000(1)                            7.75  (4)     10/17/2006     38,992     98,814
                           8,000(2)                            8.5625(5)     08/14/2007     43,078    109,174
                       ----------
                          16,000            3.8(3)

Raymond M. Beebe           8,000(1)                            7.75  (4)     10/17/2006     38,992     98,814
                           8,000(2)                            8.5625(5)     08/14/2007     43,078    109,174
                       ----------
                          16,000            3.8(3)

James P. Jaskoviak         8,000(1)                            7.75  (4)     10/17/2006     38,992     98,814
                           8,000(2)                            8.5625(5)     08/14/2007     43,078    109,174
                       ----------
                          16,000            3.8(3)

------------------
(1) Stock options granted on October 17, 1996 under the Company's 1987 Nonqualified Stock Option Plan. One-third of the options become exercisable on or after October 17, 1997, an additional one-third on or after October 17, 1998, and the final one-third on or after October 17, 1999.

(2) Stock options granted on August 14, 1997 under the Company's 1997 Stock Option Plan. One-third of the options become exercisable on or after August 14, 1998, an additional one-third on or after August 14, 1999, and the final one-third on or after August 14, 2000.

(3) Based on total grants during fiscal 1997 of 419,000 shares.

(4) The exercise price per share represents the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on October 17, 1996.

(5) The exercise price per share represents the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on August 14, 1997.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

     The following table provides information related to the number and value of options held at August 30, 1997 by the named executive officers. Since no options were exercised by the above-named executives in fiscal 1997, no shares were acquired or value realized upon the exercise of options by such persons in the last fiscal year.


                                   NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED,
                                      OPTIONS HELD AT              IN-THE-MONEY OPTIONS AT
                                      AUGUST 30, 1997                  AUGUST 30, 1997*
                              -------------------------------   ------------------------------
NAME                           EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------   -------------   ---------------   -------------   --------------
Fred G. Dohrmann  .........      81,000           24,000          $213,750          $7,500
Bruce D. Hertzke  .........      44,000           20,000           124,375           6,250
Edwin F. Barker   .........      51,000           16,000           152,813           5,000
Raymond M. Beebe  .........      51,000           16,000           152,813           5,000
James P. Jaskoviak   ......       1,000           16,000             2,688           5,000

------------------
*Represents the difference between the aggregate exercise price and $8.375 (the closing price of the Company's Common Stock on August 29, 1997 (August 30, 1997 being a non-business day))


PENSION PLANS

     The Company does not provide pension benefits for its employees, including executive officers.


REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


     The Human Resources Committee of the Board is the compensation committee of the Company. This Committee reviews and approves compensation plans for all corporate officers, including salaries, profit sharing awards and stock option grants.

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while furthering the Company's strategic goals. In doing so, the compensation programs reflect the following goals:

     * Align the interests of management with those of shareholders;
     * Provide fair and competitive compensation;
     * Integrate compensation with the Company's business plans;
     * Reward both business and individual performance; and
     * Attract and retain key executives critical to the success of the Company.

     The Company's executive compensation is primarily based on three components, each of which is intended to help achieve the overall compensation philosophy; these are base salary, quarterly incentive awards and long-term incentives.

     Base salary levels for the Company's executive officers are set by the Committee and approved by the Board of Directors. In determining base salary levels and annual salary adjustments for executive officers, including the Chief Executive Officer (CEO), the Committee considers market compensation levels in its peer group in the recreation vehicle industry as well as individual performance and contributions.

     The base salary of the CEO was $260,000 in fiscal 1997 and $219,618 in fiscal 1996. The CEO participates in the quarterly incentive award program for officers and other key management personnel described below. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the CEO's compensation.

     The Company's officers (including the CEO) and other key management personnel are eligible for quarterly incentive awards. These awards are based upon the Company's attainment of a predetermined profit goal for each fiscal quarter. The profit goals are recommended by management and approved by the Board of Directors each year at the beginning of the fiscal year. The Committee believes that this program provides an excellent link between the value created for shareholders and the incentives paid to the participants. Incentive award levels are established for each class of participant and are correlated to the profit goal. The profit goal, for purposes of this plan, is based upon certain specified operations of the Company less the combined expenses, deductions, and credits of the Company attributable to such operations. In computing the incentive compensation profit, no deduction shall be taken or allowance made for federal or state income taxes, or any expenses associated with retirement plans or incentive compensation plans. Incentive awards are determined in proportion to the actual operating profit achieved for each quarter in relation to the profit goal that was set. If the operating profit achieved is less than 80 percent of the goal set, no bonus is paid and the maximum bonus paid is paid at 120 percent of the profit goal. The maximum bonus payable under this plan during fiscal 1997 was 70 percent and during fiscal 1996, it was 70 percent of an officer's base salary.

     Aggregate incentive awards under the plan in fiscal 1997 were 15 percent of base salary for the officers participating in the program. The CEO received $41,600 and $152,169 in fiscal 1997 and 1996, respectively, pursuant to this program. In addition, the CEO was awarded discretionary bonuses of $600,000 and $200,000 in fiscal 1997 and 1996, respectively, based on the Committee's positive assessment of his performance and contributions as CEO.

     Long-term incentives, provided through grants of stock options to the named executives and others, are intended to retain and motivate executives to seek to improve long-term stock market performance. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. No option is exercisable during the first year after the date such option is granted. Thereafter, options are exercisable during the period thereof at such time or times and in such amount or amounts as determined by the Committee. No option may be exercised more than ten years from the date of its grant. Executives must be employed by the Company at the time of vesting in order to exercise options. During fiscal 1997, the Committee awarded the CEO stock options for 12,000 shares of the Company's Common Stock under the 1987 Nonqualified Stock Option Plan and stock options for 12,000 shares of the Company's Common Stock under the 1997 Stock Option Plan. There were no stock options awarded during fiscal 1996.

     Since all options are granted at the current market price, the value of an option bears a direct relationship to the Company's stock price and is an effective incentive for executives to create value for shareholders. The Committee, therefore, views stock options as an important component of its long-term performance-based compensation philosophy, but does not believe that granting options every year is necessary to achieve such goals.

     No member of the Human Resources Committee is a current or former officer or employee of the Company or any of its subsidiaries.

         Joseph M. Shuster   Frederick M. Zimmerman   Gerald C. Kitch

                   Members of the Human Resources Committee
                           of the Board of Directors

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total shareholder return (including reinvestment of dividends) of the Company with the cumulative total return on the Standard & Poor's 500 Index and a peer group1 of companies over the period indicated. It is assumed in the graph that $100 was invested in the Company's Common Stock, in the stock of the companies in the Standard & Poor's 500 Index and in the stocks of the peer group companies on August 28, 1992 and that all dividends received within a quarter were reinvested in that quarter. In accordance with the guidelines of the SEC, the shareholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each annual measurement date set forth in the graph.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN


                               [GRAPHIC OMITTED]




                                8/28/92      8/27/93      8/26/94      8/25/95      8/30/96      8/29/97
                               ----------   ----------   ----------   ----------   ----------   ---------
 Winnebago Industries Inc.     $ 100.00     $ 166.70     $ 195.20     $ 164.70     $ 165.40     $175.30
 Peer Group(1)                   100.00       154.60       175.40       146.60       213.20      237.60
 S&P 500                         100.00       114.10       120.80       146.90       175.30      247.10

------------------
(1) The peer group companies are Coachmen Industries, Inc., Fleetwood Enterprises, Inc., Thor Industries, Inc. and Winnebago Industries, Inc. The Company selected Coachmen Industries, Inc., Fleetwood Enterprises, Inc. and Thor Industries, Inc. on the basis of the similarity of their business to that of the Company.

                        CHANGE IN CONTROL ARRANGEMENTS

     In June 1997, the Board of Directors adopted a plan to provide protection to the Company's executives in the event of a change in control. If the employment of any of the named executive officers is terminated following a change in control, each of such officers will receive severance pay in an amount equal to three weeks of pay for every full year of continuous service.


                     CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company maintains normal banking relations on customary terms with Manufacturers Bank & Trust Company, Forest City and Crystal Lake, Iowa. Manufacturer's Bank & Trust Company is a wholly owned subsidiary of MBT Corp. Mrs. Luise V. Hanson is a director of the Bank and MBT Corp. and owns approximately 100 percent (37 percent of record and beneficially and 63 percent beneficially, as executor of the Estate of John K. Hanson) of MBT Corp.'s outstanding stock. Mr. John V. Hanson is also a director of the Bank and MBT Corp.


   PROPOSAL TO APPROVE THE WINNEBAGO INDUSTRIES, INC. 1997 STOCK OPTION PLAN

     The Board of Directors has adopted and recommends that the shareholders approve the 1997 Stock Option Plan, a copy of which is attached to this Proxy Statement as Exhibit A. The purpose of the 1997 Stock Option Plan is to provide additional incentives to those officers, employees, directors, advisors and consultants of the Company whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company, to motivate them to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.

     The 1997 Stock Option Plan is also intended to replace the Company's Stock Option Plan for Outside Directors, which has only options for 10,000 shares of the Company's Common Stock available for grant thereunder and the Company's 1987 Nonqualified Stock Option Plan which expired in 1997. The Company has continuously maintained an employee stock option plan and made periodic grants to key employees thereunder since 1980.

     In addition to incentive and nonqualified stock options, the 1997 Stock Option Plan will make it possible to grant awards of stock appreciation rights (either freestanding or in tandem with stock options). Payment of stock appreciation rights may be made in the form of shares or cash, or a combination thereof, as determined by a committee composed of two or more directors who are non-employee directors (the "COMMITTEE"); provided that in the event a stock appreciation right is exercised within 60 days following a change in control, any amount payable shall be solely in cash.

     The 1997 Stock Option Plan will be administered by the Board. or if the Board so determines, by the Committee, which may make awards encompassing a total of not more than 2,000,000 shares of the Company's common stock, representing approximately 7.8% of the outstanding shares of common stock of the Company at October 13, 1997. Such shares will be treasury shares or authorized and unissued shares. If shares are not issued when an award is exercised or paid because, for example, the exercise price of an option is paid for by having shares withheld, or if an option lapses or expires or is forfeited, terminated or canceled unexercised as to any shares, or if a stock appreciation right is made in the form of cash, then such shares will again be available for the purpose of new awards under the 1997 Stock Option Plan. In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares or other similar corporate change, the Committee in its sole discretion shall make such adjustments as it deems appropriate in the aggregate number and kind of shares of Common Stock issuable under the 1997 Stock Option Plan, in the number and kind of shares of Common Stock covered by awards made under the 1997 Stock Option Plan, and in the exercise price of outstanding options, and such determination shall be conclusive.

     Subject to stockholder approval, the 1997 Stock Option Plan will be effective as of August 14, 1997. No awards may be made under the 1997 Stock Option Plan on or after August 13, 2007.

     In the event that the person to whom an option or stock appreciation right (or both) is granted (the "PARTICIPANT") ceases to be employed by the Company or any subsidiary, any outstanding options held by such Participant shall, unless the 1997 Stock Option Plan or the agreement evidencing such option provides otherwise, terminate as follows: (a) If the Participant's termination of employment is due to his death, disability, or retirement, the option shall become vested in full and immediately exercisable for a period of three years following such termination of employment, and shall thereafter terminate; and
(b) If the Participant's termination of employment is for any other reason (including a Participant's ceasing to be employed by a subsidiary as a result of the sale of such subsidiary or an interest in such subsidiary), the option (to the extent that such option is vested at the time of the Participant's termination of employment) shall be exercisable for a period of 90 days following such termination of employment, and shall thereafter terminate. Notwithstanding the foregoing, the Committee may provide, either at the time an option is granted or thereafter, that the option may be exercised after the periods provided above, but in no event beyond the term of the option.

     Unless the Agreement evidencing such option specifies otherwise, the Committee may cancel and rescind any unexpired, unpaid, unexercised, or deferred options (whether vested or unvested) at any time before the exercise thereof, if the Participant is not in compliance with any duty not to compete or not to disclose confidential Company information.

     The exercise price of options or the manner in which the exercise price is to be determined for shares under each option shall be set forth in the agreement relating to the grant of such options, PROVIDED, HOWEVER, that the exercise price per share under (a) each nonqualified stock option shall not be less than 85% of the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange at the time the option is granted, (b) each incentive stock option shall not be less than 100% of the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange at the time the option is granted, and (c) each incentive stock option granted to a ten-percent shareholder shall not be less than 110% of the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange at the time the option is granted.

     Options granted under the 1997 Stock Option Plan shall be for such term as the Committee shall determine, PROVIDED, HOWEVER, that no option shall be exercisable after the expiration of 10 years from the date it is granted, or five years in the case of an incentive stock option granted to a ten-percent shareholder. The Committee may, subsequent to the granting of any option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

     No option granted under the 1997 Stock Option Plan shall be transferable by the Participant otherwise than (a) by gift to an immediate family member or members, (b) by gift to a partnership or limited liability company consisting only of immediate family members, (c) by gift to a trust solely for the benefit of the Participant and/or immediate family members (collectively, an "assignee"), or (d) by will or the laws of descent and distribution; PROVIDED HOWEVER, an incentive stock option shall only be transferable by will or the laws of descent or distribution. An option may be exercised during the lifetime of such Participant only by the Participant, the Participant's assignee, or such Participant's guardian or legal representative. The terms of such option shall be binding upon the beneficiaries, executors, administrators, heirs, assignees and successors of the Participant.

     Except in the case of a change in control, unless otherwise set forth in the agreement relating to the grant of such options, each option shall become exercisable upon the earlier of (a) as to all of the shares covered by the option on the death, retirement, or disability of the Participant, or (b) six months after the date the option was granted. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The Committee may accelerate the exercisability of any option or portion thereof at any time.

     Notwithstanding the provisions described in the preceding paragraph, each option granted to a Participant shall become vested in full and immediately exercisable upon the occurrence of a change in control.

     The federal income tax consequences of the issuance and exercise of options under the 1997 Stock Option Plan depend on the nature of the options granted. For purposes of this discussion it is being assumed that (i) the options described above (other than the incentive stock options) are not described in Section 422 of the Internal Revenue Code of 1986, as amended (i.e., a "nonqualified option"), (ii) the incentive stock options described above qualify under Section 422, and (iii) none of the options described above has a readily ascertainable fair market value within the meaning of applicable Treasury Regulations.

     Under the applicable provisions of the Internal Revenue Code, no federal income tax will be payable by the Participant receiving a nonqualified option at the time of grant. When the Participant exercises a nonqualified option, the Participant will recognize as ordinary income for federal tax purposes the excess of the fair market value of the shares with respect to which the option is exercised over the total option price of those shares. The Company will generally be entitled to deduct that amount from its federal taxable income for the taxable year in which the option is exercised. Any subsequent profit or loss realized by the Participant on the sale or exchange of any shares actually received (measured by the difference between the amount realized on the sale or exchange of the shares and their fair market value on the date the option was exercised) will be treated as a capital gain or loss if the shares were held as a capital asset.

     With respect to an incentive stock option, no federal income tax will be payable by the Participant upon the receipt of the option. In general, no taxable gain or loss will be recognized when an incentive stock option is exercised so long as (i) the shares received upon the exercise of the option are neither disposed of within two years from the date of the granting of the option nor disposed of within one year after the transfer of the shares to the Participant ("required holding periods"), and (ii) at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of such exercise, the Participant has satisfied certain employment conditions.

Nonetheless, the excess of the fair market value of the shares with respect to which the option is exercised over the total option price of those shares will be a specific item of tax preference for the Participant for purposes of the federal alternative minimum income tax. Provided that the foregoing conditions are satisfied, (i) any profit or loss realized on the sale or exchange of any shares actually received (measured by the difference between the amount realized on the sale or exchange of the shares and the option price for those shares) will be treated as capital gain or loss if the shares are held as a capital asset, and (ii) the Company will not be entitled to any deduction upon either the granting of any incentive stock option or the exercise of an incentive stock option.

     If a Participant does not satisfy the conditions described in clauses (i) and (ii) of the preceding paragraph, the Participant will be taxed upon the exercise of an incentive stock option in the same manner as it would have been taxed had the option been a nonqualified stock option, as described in the second preceding paragraph. If the Participant does not hold the stock for both of the required holding periods described in clause (i) of the preceding paragraph, the Participant will generally recognize taxable income for the year in which the disposition occurred as follows: (i) compensation (ordinary) income if and to the extent that (a) the lesser of the amount realized on disposition, if any, of the shares or the fair market value of the shares at the time the option was exercised exceeds (b) the option price for those shares; (ii) capital gain if and to the extent that the amount realized on disposition exceeds the fair market value of the share at the time the option was exercised; and (iii) capital loss if and to the extent that the amount realized on disposition is less than the option price. The Company will generally be allowed a deduction to the extent that a Participant recognizes compensation income (described in clause (i) of the preceding sentence) for the year in which the disposition occurs.

     The Committee may grant stock appreciation rights at any time it determines, and has complete discretion in determining the number of stock appreciation rights to be granted to each Participant and in determining the terms and conditions pertaining to the stock appreciation rights, subject to the provisions of the 1997 Stock Option Plan.

     Under the 1997 Stock Option Plan, upon a change in control of the Company, stock appreciation rights shall become immediately exercisable.

     The 1997 Stock Option Plan provides that directors who do not hold a position of employment with the Company or a subsidiary ("OUTSIDE DIRECTORS") shall receive nonqualified stock options and may not be granted incentive stock options. The exercise price per share of options granted to Outside Directors shall be the fair market value (as previously defined) of a share on the date of grant. Each Outside Director of the Company on the effective date of the 1997 Stock Option Plan who was not granted an option to purchase 10,000 shares under the Outside Directors Option Plan was automatically granted nonqualified options to purchase 10,000 shares. Each Outside Director who, after the effective date of the 1997 Stock Option Plan is elected or appointed to the Board of Directors for the first time and who is not granted an option to purchase 10,000 shares under the Outside Directors Option Plan will, at the time such Director is so elected or appointed and duly qualified, be granted automatically, without action by the Committee, a nonqualified stock option to purchase 10,000 shares at a per share price equal to the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on the date of grant.

     The Board of Directors of the Company may amend or terminate the 1997 Stock Option Plan in whole or in part at any time, subject to any requirement of shareholder approval imposed by any applicable law, rule or regulation. No amendment, modification or termination of the 1997 Stock Option

Plan shall adversely affect in any material way any award previously granted under the plan, without the written consent of the Participant.

     On August 14, 1997, the Board of Directors approved granting incentive options for shares of the Company's Common Stock pursuant to the 1997 Stock Option Plan, subject to shareholder approval of the 1997 Stock Option Plan, at a price of $8.5625 per share (which was the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on August 14, 1997) as follows: (l) incentive options for 12,000 shares to Mr. Dohrmann (Chairman of the Board and Chief Executive Officer), incentive options for 10,000 shares to Mr. Hertzke (President and Chief Operating Officer), incentive options for 8,000 shares to Mr. Barker (Vice President, Chief Financial Officer), incentive options for 8,000 shares to Mr. Beebe (Vice President, General Counsel and Secretary), incentive options for 8,000 shares to Mr. Jaskoviak (Vice President - Sales and Marketing); (2) incentive options for 72,000 shares to all current executive officers as a group (including the named executive officers) and (3) incentive options for 161,000 shares to all employees, including all current officers who are not executive officers, as a group. The incentive options described above shall, subject to shareholder approval of the 1997 Stock Option Plan, become exercisable as follows: one-third on or after August 14, 1998, an additional one-third on or after August 14, 1999 and the final one-third on or after August 14, 2000. Also, on August 14, 1997, pursuant to the terms of the 1997 Stock Option Plan, each of Gerald E. Boman and John V. Hanson, both of whom are Outside Directors under the 1997 Stock Option Plan were granted, subject to shareholder approval, nonqualified stock options for 10,000 shares at a price of $8.5625 per share (which was the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on August 14, 1997). The nonqualified stock options granted to Messrs. Boman and Hanson are exercisable on or after February 14, 1998. No other grants of options or stock appreciation rights have been granted under the 1997 Stock Option Plan as of the date of this Proxy Statement.

     Except as described in the preceding paragraph, it is not possible to determine the amount and type of awards that will be made under the 1997 Stock Option Plan, because such determinations are within the discretion of the Board of Directors, based on factors as they deem pertinent in selecting Participants under the 1997 Stock Option Plan and establishing awards.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's common stock (collectively "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Reporting Persons are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1997, all the Reporting Persons complied with all applicable filing requirements. Mr. Gerald E. Boman, a director of the Company, inadvertently omitted to file a Form 5 for fiscal 1996 reporting an aggregate of eight gifts of Common Stock by Mr. Boman and his wife.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders to be included in the Company's Proxy Statement for the January 1999 Annual Meeting of Shareholders must be received by the Company at its executive offices no later than July 21, 1998.


                                    GENERAL

     Deloitte & Touche LLP has been selected as the Company's accountants for the current fiscal year upon the recommendation of the Audit Committee. Deloitte & Touche LLP have been the Company's accountants for 12 years. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The cost of this proxy solicitation will be borne by the Company. Solicitation will be made primarily through the use of the mail, but officers, directors or regular employees of the Company may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity. In addition, the Company will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

     A copy of the Company's Annual Report for the fiscal year ended August 30, 1997, which includes audited financial statements, has previously been mailed to you. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated in this Proxy Statement by reference.

     As of the date of the Proxy Statement, management knows of no other matters to be brought before the Annual Meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        /s/ Raymond M. Beebe
                                        RAYMOND M. BEEBE
                                        SECRETARY

November 17, 1997

                                   EXHIBIT A

                               STOCK OPTION PLAN

     THIS Stock Option Plan ("PLAN"), effective as of the date of its approval by the Board of Directors, the 14th day of August, 1997, is hereby adopted and established by Winnebago Industries, Inc., an Iowa corporation, ("COMPANY") and will be maintained by the Company for the purpose of providing stock options for selected management, key employees, directors, advisors and consultants as provided herein.


                             ARTICLE 1 -- PURPOSE

     The purpose of the Plan is to provide additional incentive to those officers, employees, directors, advisors and consultants of the Company whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company, to motivate them to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options and Stock Appreciation Rights. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Exchange Act, and the regulations promulgated thereunder.


                           ARTICLE 2 -- DEFINITIONS

     For purposes of this Plan:

     2.1 "ADVISOR" or "CONSULTANT" means an advisor or consultant who is an independent contractor with respect to the Company or a Subsidiary, and who provides bona fide services (other than in connection with the offer or sale of securities in a capital raising transaction) to the executive officers or Board of Directors regarding major functions, portions or operations of the Company's business; who is not an employee, officer, director or holder of more than ten percent (10%) of the outstanding voting securities of the Company; and whose services the Committee determines is of vital importance to the overall success of the Company.

     2.2 "AGREEMENT" means the written agreement evidencing the grant of an Award and setting forth the terms and conditions thereof.

     2.3 "AWARD" means, individually or collectively, a grant under this Stock Option Plan, Stock Appreciation Rights, or both as the context requires.

     2.4 "BOARD" means the Board of Directors of the Company.

     2.5 "CHANGE IN CONTROL" means one of the following events:

        (i) any "person" or group of persons acting in concert (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than the Hanson Family, the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, acquires, directly or indirectly, after the Effective Date of this Plan "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of any class of securities representing at least thirty percent (30%) of the combined voting power of the Company;

        (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors (other than any director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsections 2.5(i), 2.5(iii), or 2.5(iv) of this Plan), cease for any reason to constitute a majority thereof;

        (iii) the stockholders of the Company approve a merger other than (A) a merger that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least fifty percent (50%) of the combined voting power of all classes of stock of the Company or such surviving entity outstanding immediately after such merger or (B) a merger effected to implement a recapitalization of the Company (or similar transaction) in which the shareholders of the Company immediately prior to the recapitalization (or similar transaction) acquire at least fifty percent (50%) of the combined voting power of the Company's then outstanding securities through the recapitalization (or similar transaction); or

        (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or a sale of all or substantially all of the assets of the Company.

     2.6 "CODE" means the Internal Revenue Code of 1986, as amended.

     2.7 "COMMITTEE" means a Committee which may be appointed by the Board to administer the Plan to perform the functions set forth herein, composed of two or more directors who are Non-Employee Directors, as defined in paragraph
(b)(3)(i) of Rule 16b-3 under the Exchange Act. Unless and until the Board appoints such Committee, the Board shall administer the Plan and perform the functions set forth herein, and references herein to the Committee shall be deemed to refer to the Board.

     2.8 "COMPANY" means Winnebago Industries, Inc., an Iowa corporation, or any successor thereto.

     2.9 "DISABILITY" means the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

     2.10 "EFFECTIVE DATE OF THIS PLAN" shall be the date first written above on which this Plan was adopted by the Board.

     2.11 "ELIGIBLE EMPLOYEE" shall have the meaning given to it by Article 5.

     2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.13 "FAIR MARKET VALUE" means the fair market value of the Shares as determined by the Committee in its sole discretion, PROVIDED, HOWEVER, that if the Shares are then admitted to trading on a national securities exchange, the Fair Market Value on any date shall be the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange at the time the option is granted.

     2.14 "FREE-STANDING STOCK APPRECIATION RIGHT" means a Stock Appreciation Right that is not granted in conjunction with the grant of an Option.

     2.15 "HANSON FAMILY" shall mean collectively the spouse, lineal descendent, or spouse of a lineal descendent of John K. Hanson, or any entity, affiliate or associate controlled by the spouse, lineal descendent, or spouse of a lineal descendent of John K. Hanson.

     2.16 "IMMEDIATE FAMILY MEMBER" means a person who is the Participant's spouse, mother, father, brother, sister, or child.

     2.17 "INCENTIVE STOCK OPTION" means an Option within the meaning of
Section 422 of the Code.

     2.18 "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an employee of the Company.

     2.19 "NONQUALIFIED STOCK OPTION" means an Option which is not an Incentive Stock Option.

     2.20 "OPTION" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

     2.21 "PARTICIPANT" means a person to whom an Award has been granted under the Plan.

     2.22 "PLAN" means the Winnebago Industries, Inc. Stock Option Plan, as amended from time to time.

     2.23 "RELATED STOCK APPRECIATION RIGHT" means a Stock Appreciation Right that is granted in conjunction with the grant of an Option.

     2.24 "RETIREMENT" means termination of employment with the Company by a Participant (other than as a result of death or Disability) if the Participant is at least fifty-five (55) years of age.

     2.25 "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2.26 "SHARES" means shares of Common Stock, with fifty cents ($.50) par value per share, of the Company.

     2.27 "STOCK APPRECIATION RIGHT" means the right to receive all or some portion of the increase in the value of the Shares as provided in Article 7 hereof.

     2.28 "SUBSIDIARY" means any corporation in a descending, unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.29 "TEN-PERCENT STOCKHOLDER" means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to such Eligible Employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a parent or a Subsidiary within the meaning of Sections 424(e) and 424(f), respectively, of the Code.


                          ARTICLE 3 -- ADMINISTRATION

     3.1 The Plan shall be administered by the Board or, if the Board so determines, by a Committee, which Committee shall at all times satisfy the provisions of Rule 16b-3 under the Exchange Act. The

Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Options and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.

     3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

        (i) to determine those Eligible Employees to whom Awards shall be granted under the Plan and the number of Shares subject to such Awards to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Award, including the purchase price per share of each Award, and the forfeiture provisions, if any, if the Employee leaves the employment of the Company or a Subsidiary within a prescribed time or acts against the interests of the Company within a prescribed time;

        (ii) to construe and interpret the Plan, the Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, and (subject to the provisions of Article 12 below) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, and the Participants, as the case may be;

        (iii) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a termination of employment or service for purposes of the Plan; and

        (iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     3.3 Notwithstanding any other provision in this Plan, a grant of Options to any Eligible Employee who is an officer of the Company or a Subsidiary shall be approved by a majority vote of the Board.


                      ARTICLE 4 -- STOCK SUBJECT TO PLAN

     4.1 The maximum number of Shares that may be issued or transferred pursuant to Awards granted under this Plan is Two Million (2,000,000) (or the number and kind of shares of stock or other securities that are substituted for those Shares or to which those Shares are adjusted pursuant to Article 8), and the Company shall reserve for the purposes of the Plan, out of its treasury shares or its authorized but unissued Shares, such number of Shares.

     4.2 Whenever any outstanding Award or portion thereof expires, is canceled or is otherwise terminated (other than by exercise of the Award), the Shares allocable to the unexercised portion of such Award may again be the subject of Awards hereunder, to the extent permitted by Rule 16b-3 under the Exchange Act.


                           ARTICLE 5 -- ELIGIBILITY

     Eligible Employees shall be the officers, employees, directors, Advisors and Consultants of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making the selection and in determining the form and amount of Awards, the Committee shall give consideration to the functions and responsibilities of the individual, past and potential contributions to profitability and sound growth, the value of the individual's services to the Company, and any other factors deemed relevant by the Committee. The Committee shall have full and final authority on selecting those Eligible Employees who will receive Awards.


                             ARTICLE 6 -- OPTIONS

     The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

     6.1 PURCHASE PRICE. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, PROVIDED, HOWEVER, that the purchase price per Share under (a) each Nonqualified Stock Option shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share at the time the Option is granted, (b) each Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share at the time the Option is granted, and (c) each Incentive Stock Option granted to a Ten-Percent Stockholder shall not be less than one hundred ten (110%) of the Fair Market Value of a Share at the time the Option is granted.

     6.2 DURATION. Options granted hereunder shall be for such term as the Committee shall determine, PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted, or five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

     6.3 NON-TRANSFERABILITY. No Option granted hereunder shall be transferable by the Participant to whom such Option is granted otherwise than (a) by gift to an Immediate Family Member or members, (b) by gift to a partnership or limited liability company consisting only of Immediate Family Members, (c) by gift to a trust solely for the benefit of the Participant and/or Immediate Family Members, (collectively, an "assignee"), or (d) by will or the laws of descent and distribution; PROVIDED, HOWEVER, an Incentive Stock Option shall only be transferable by will or the laws of descent or distribution. An Option may be exercised during the lifetime of such Participant only by the Participant, the Participant's assignee, or such Participant's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs, assignees and successors of the Participant.

     6.4 VESTING. Subject to Section 6.5, unless otherwise set forth in the Agreement, each Option shall become exercisable upon the earlier of (a) as to all of the Shares covered by the Option on the death, Retirement, or Disability of the Participant, or (b) six (6) months after the date the Option was granted. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

     6.5 ACCELERATED VESTING. Notwithstanding the provisions in Section 6.4, each Option granted to a Participant shall become vested in full and immediately exercisable upon the occurrence of a Change in Control.

     6.6 TERMINATION OF EMPLOYMENT. In the event that a Participant ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Participant shall, unless this Plan or the Agreement evidencing such Option provides otherwise, terminate as follows:

        (a) If the Participant's termination of employment is due to his death, Disability, or Retirement, the Option shall become vested in full and immediately exercisable for a period of three (3) years following such termination of employment, and shall thereafter terminate; and

        (b) If the Participant's termination of employment is for any other reason (including a Participant's ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent that such Option is vested as provided for in Section
   6.4 at the time of the Participant's termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

     Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section, but in no event beyond the term of the Option.

     6.7 CANCELLATION AND RECISSION OF OPTIONS. Unless the Agreement specifies otherwise, the Committee may cancel and rescind any unexpired, unpaid, unexercised, or deferred Options (whether vested or unvested pursuant to this Section 6) at any time before the exercise thereof, if the Participant is not in compliance with the following conditions:

        (i) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the Committee shall be based on the Participant's position and responsibilities while employed by the Company or its Subsidiaries, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and the other organization or business, the effect of the Participant's assuming the postemployment position on the Company's or its Subsidiary's customers, suppliers, and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as such investment does not represent a greater than five percent (5%) equity interest in the organization or business.

        (ii) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or Subsidiaries, or use in other than the Company's or Subsidiary's business, any information or materials determined to be confidential by the Committee relating to the business of the Company or its Subsidiaries, acquired by the Participant either during or after employment with the Company or its Subsidiaries.

     6.8 METHOD OF EXERCISE. The exercise of an Option shall be made only by a written notice delivered to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by (a) a loan made by the Company to the Participant, (b) transferring Shares already owned to the Company pursuant to Section 6.9, or (c) by delivery of an unconditional and irrevocable undertaking by a broker to sell a portion of the Shares and deliver to the Company sufficient funds to pay for the exercise price and applicable federal, state, and local tax withholding. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Participant.

     6.9 ALTERNATIVE PAYMENT METHOD. If the Committee, in its sole discretion, determines that the Participant may pay for the purchase price of Shares purchased pursuant to an exercise of an Option by using Shares already owned, the Participant shall deliver a notarized statement of ownership (hereinafter, "STATEMENT"), in a form to be determined by the Committee, to the Company indicating that the Participant owns Shares of sufficient number and value to cover the purchase price of the Shares purchased pursuant to the exercise of the Option. However, no surrender of the actual stock certificates relating to the Shares listed in the Statement is necessary. The number of Shares in the Statement will be treated as a constructive payment of the purchase price, and the Participant shall retain ownership of such Shares. The Company shall issue a stock certificate for a number of Shares equal to the Shares purchased pursuant to the Option minus the number of Shares used for the constructive payment. All Shares listed in the Statement shall be valued at their Fair Market Value.

     6.10 RIGHTS OF PARTICIPANTS. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until
(a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered the Shares to the Participant, and (c) the Participant's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

     6.11 ANNUAL LIMITATION. To the extent that the aggregate Fair Market Value (measured at the date of grant) of Incentive Stock Options which become exercisable for the first time by any Participant during any calendar year exceeds one hundred thousand dollars ($ 100,000), the excess of such Options shall be treated as Nonqualified Stock Options.

     6.12 EFFECT OF EXERCISE. The exercise of any Option shall cancel that number of Related Stock Appreciation Rights, if any, which is equal to the number of Shares purchased pursuant to the exercised Option.

                    ARTICLE 7 -- STOCK APPRECIATION RIGHTS

     7.1 GRANT. The Committee may from time to time, and subject to such other terms and conditions as the Committee may prescribe, grant a Free-Standing Stock Appreciation Right or a Related Stock Appreciation Right to any Eligible Employee. The terms and conditions of such Stock Appreciation Right shall be set forth in the Agreement. A Related Stock Appreciation Right shall be related on a one-for-one basis to Shares which are subject to the Option concurrently being granted under the Plan to the grantee of such Related Stock Appreciation Right. A Related Stock Appreciation Right shall be subject to the same terms and conditions as the related Option, and shall only be granted at the same time as the related Option is so granted. A Free-Standing Stock Appreciation Right may be granted by the Committee at any time.

     7.2 EXERCISE OF A RELATED STOCK APPRECIATION RIGHT. A Participant who has been granted a Related Stock Appreciation Right may, in lieu of the exercise of an equal number of Options, elect to exercise one or more Related Stock Appreciation Rights and thereby become entitled to receive from the Company payment of the amount determined pursuant to Section 7.5. Related Stock Appreciation Rights shall be exercisable only to the same extent and subject to the same conditions as the Option or Options related thereto are exercisable, as provided for in Article 6. A Related Stock Appreciation Right issued in tandem with an Incentive Stock Option may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the exercise price of such Option. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Related Stock Appreciation Rights.

     7.3 EXERCISE OF FREE-STANDING STOCK APPRECIATION RIGHTS. Free-Standing Stock Appreciation Rights generally will be exercisable at such time or times, and may be subject to such other terms and conditions, as shall be determined by the Committee, in its discretion, and such terms and conditions shall be set forth in the Agreement; PROVIDED, HOWEVER, that no Free-Standing Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date it is granted. No Free-Standing Stock Appreciation Right granted hereunder shall be transferable by the Participant to whom such right is granted otherwise than by will or the laws of descent and distribution, and a Free-Standing Stock Appreciation Right may be exercised during the lifetime of such Participant only by the Participant or such Participant's guardian or legal representative. The terms of such Free-Standing Stock Appreciation Right shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

     7.4 CHANGE IN CONTROL. Notwithstanding any other provision in this Plan, each Stock Appreciation Right granted to a Participant shall become immediately exercisable in full upon the occurrence of a Change in Control.

     7.5 AMOUNT PAYABLE. Upon the exercise of each Stock Appreciation Right, the Participant shall be entitled to receive the following:

        (A) If the Participant exercised a Free-Standing Stock Appreciation Right, the amount equal to the excess of the Fair Market Value of one Share on the exercise date over the Fair Market Value of one Share on the grant date; and

        (B) If the Participant exercised a Related Stock Appreciation Right, the amount equal to the excess of the Fair Market Value of one Share on the exercise date over the exercise price for one Share under the Option to which the Stock Appreciation Right relates.

     7.6 EFFECT OF EXERCISE. The exercise of a Related Stock Appreciation Right shall cancel an equal number of Shares subject to Options related thereto.

     7.7 METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and with respect to a Related Stock Appreciation Right, the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement or Agreements to the Participant.

     7.8 FORM OF PAYMENT. Payment of the amount determined under this Article, may be made solely in whole Shares in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right, or alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within sixty (60) days following a Change in Control, any amount payable shall be solely in cash. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.


                              ARTICLE 8 -- LOANS

     8.1 The Company or any Subsidiary may make loans to a Participant in connection with the exercise of an Option, subject to the terms and conditions in this Article and such other terms and conditions not inconsistent with the Plan including the rate of interest, as the Committee shall impose from time to time.

     8.2 No loan made under the Plan shall exceed the sum of (a) the aggregate purchase price payable pursuant to the Option with respect to which the loan is made, plus (b) if applicable, the amount of the reasonably estimated income and payroll taxes payable by the Participant with respect to the exercise of the Option. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the Shares received pursuant to such exercise.

     8.3 No loan shall have an initial term exceeding five (5) years, PROVIDED, HOWEVER, that loans under the Plan shall be renewable at the discretion of the Committee, and PROVIDED, HOWEVER, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (a) one (1) year after termination of the Participant's employment due to death or Disability, or (b) the date of termination of the Participant's employment for any reason other than death or Disability.

     8.4 Loans under the Plan may be satisfied by a Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to part or all of the outstanding balance of such loan.

     8.5 A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After any repayment of a loan, pledged Shares no longer required as security may be released to the Participant.

     8.6 Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and shall satisfy the applicable laws and regulations under the Code for imputed interest.


            ARTICLE 9 -- ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     9.1 In the event of any change in the outstanding Shares of the Company by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares or other similar corporate change, the Committee in its sole discretion shall make such adjustments as it deems appropriate in the aggregate number and kind of Shares issuable under the Plan, in the number and kind of Shares covered by Awards made under the Plan, and in the exercise price of outstanding Options, and such determination shall be conclusive.

     9.2 Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

     9.3 In the event of any liquidation, dissolution, merger, consolidation or other reorganization (collectively, a "TRANSACTION") of the Company, the Options and Agreements shall continue in effect in accordance with their respective terms, except that following a Transaction each Participant shall be entitled to receive in respect of each Share subject to an Option, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share.


                    ARTICLE 10 -- OUTSIDE DIRECTOR OPTIONS

     10.1 GENERAL. Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Article shall apply only to grants of Options to directors of the Company ("Outside Directors") who do not hold a position of employment with the Company or a Subsidiary besides his or her position as a director of the Company. Except as set forth in this Article, the other provisions of the Plan shall apply to grants of Options to Outside Directors to the extent not inconsistent with this Article. Solely for purposes of interpreting Article 6 of this Plan, an Outside Director's service as a member of the Board shall be deemed to be employment with the Company. All Outside Directors shall receive Nonqualified Stock Options in accordance with this Article and the Plan, and may not be granted Incentive Stock Options under this Plan. The purchase price per Share purchasable under Options granted to Outside Directors shall be the Fair Market Value of a Share on the date of grant. No Agreement with any Outside Director may alter the provisions of this Article and no Option granted to an Outside Director may be subject to a discretionary acceleration of exercisability.

     10.2 AUTOMATIC GRANT TO CURRENT OUTSIDE DIRECTORS. Each Outside Director of the Company on the Effective Date of this Plan who has not been granted an option to purchase 10,000 Shares under the Company's Stock Option Plan for Outside Directors in effect immediately prior to the Effective Date of this Plan, will, without action by the Committee, be granted automatically a Nonqualified Stock Option to purchase 10,000 Shares at a per share price equal to the Fair Market Value of a Share on the date of grant.

     10.3 AUTOMATIC GRANT TO NEW OUTSIDE DIRECTORS. Each Outside Director who, after the Effective Date of this Plan, is elected or appointed to the Board for the first time and who is not granted an option to purchase 10,000 Shares under the Company's Stock Option Plan for Outside Directors in effect immediately prior to the Effective Date of this Plan, will, at the time such Director is so elected or appointed and duly qualified, be granted automatically, without action by the Committee, a Nonqualified Stock Option to purchase 10,000 Shares at a per share price equal to the Fair Market Value of a Share on the date of grant.

     10.4 DISCRETIONARY GRANT TO OUTSIDE DIRECTORS. The Board of Directors of the Company may, in its discretion, grant additional Nonqualified Stock Options to Outside Directors subject to the terms and conditions of this Article 10 and the Plan.

     10.5 DECLINING AWARDS. Notwithstanding any automatic grant of an Award under this Article, an Outside Director may elect, at any time before the Award would otherwise be made, to decline an automatic Award under this Plan or to revoke a previous election to decline an automatic Award. An Outside Director who elects to decline an automatic Award under this Plan shall receive nothing in lieu of such Award, either at the time of such election or at any time thereafter.

     10.6 DISCRETIONARY GRANT TO EMPLOYEE DIRECTORS. If a Participant is a director and holds a position of employment with the Company or a Subsidiary besides his or her position as a director of the Company, the Company may grant such Participant Options under this Plan as an employee of the Company without the restrictions of this Article.


                ARTICLE 11 -- RELEASE OF FINANCIAL INFORMATION

     A copy of the Company's annual report to stockholders shall be delivered to each Participant if and at the time any such report is distributed to the Company's stockholders. Upon request, by any Participant, the Company shall furnish to such Participant a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company's prior fiscal year.


              ARTICLE 12 -- TERMINATION AND AMENDMENT OF THE PLAN

     12.1 The Plan shall terminate on the day preceding the tenth anniversary of its Effective Date, except with respect to Awards outstanding on such date, and no Awards may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; PROVIDED, HOWEVER, that, except as provided in Article 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required (a) to comply with Rule 16b-3 under the Exchange Act, or
(b) to comply with any other law, regulation or stock exchange rule. Notwithstanding anything in this Section to the contrary, Article 10 relating to Options for Directors shall not be amended more than once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations thereunder.

     12.2 Except as provided in Article 9 hereof, rights and obligations under any Award granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Participant.

                   ARTICLE 13 -- NON-EXCLUSIVITY OF THE PLAN

     The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.


                     ARTICLE 14 -- LIMITATION OF LIABILITY

     As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

     14.1 give any employee any right to be granted an Award other than at the sole discretion of the Committee;

     14.2 give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

     14.3 limit in any way the right of the Company or its Subsidiaries to terminate the employment of any person at any time; or

     14.4 be evidence of any agreement or understanding, expressed or implied, that the Company, or its Subsidiaries, will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.


         ARTICLE 15 -- REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

     15.1 This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Iowa.

     15.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     15.3 Any provisions of the Plan inconsistent with Rule 16b-3 under the Exchange Act shall be inoperative and shall not affect the validity of the Plan.

     15.4 Except as otherwise provided in Article 12, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Participants granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     15.5 Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     15.6 In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Company may place a restrictive legend on the share certificate indicating such restrictions. Furthermore, the Committee may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Participant are acquired for investment only and not with a view to distribution.


                          ARTICLE 16 -- MISCELLANEOUS

     16.1 MULTIPLE AGREEMENTS. The terms of each Award may differ from, other Awards granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Award to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant. The grant of multiple Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

     16.2 WITHHOLDING OF TAXES.

        (a) Whenever the Company proposes to issue or transfer Shares under the Plan, the Company shall have the right to require the Participant to remit to the Company prior to the issuance of any stock certificates and to deduct from any payment of cash to the Participant an amount sufficient to satisfy any federal, state, and local withholding tax requirements.

        (b) Whenever under the Plan payments are to be made in cash, such payments will be net of an amount sufficient to satisfy any federal, state, and local withholding tax requirements.

        (c) The Participant may satisfy, totally or in part, the obligations pursuant to Section 16.2(a) by electing to have Shares withheld having a Fair Market Value equal to the amount of cash required to be withheld. All elections shall be irrevocable, and be made in writing and signed by the Participant prior to the day of exercise.

        (d) The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an Incentive Stock Option, and such disposition occurs within the two (2) year period commencing on the day after the date of grant of such Option or within the one (1) year period commencing on the day after the date of transfer of the Share or Shares to the Participant pursuant to the exercise of such Option, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts that the Company informs the Participant the Company is required to withhold.

     16.3 DESIGNATION OF BENEFICIARY. Each Participant may, with the consent of the Committee, designate a person or persons to receive in the event of such Participant's death, any Award or any amount of Shares payable pursuant thereto, to which such Participant would then be entitled. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked or changed in writing. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Options, and/or amounts payable to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options, and/or amounts payable to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16.4 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.5 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     16.6 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     16.7 SHAREHOLDER APPROVAL. Shareholder approval of this Plan is required to qualify any Option as an Incentive Stock Option, and if shareholder approval is not received within twelve (12) months after the Effective Date of this Plan, any Awards of Incentive Stock Options shall be automatically converted into Nonqualified Stock Options.

     NOW, THEREFORE, this Plan is made effective as of the day, month and year first above written.



WINNEBAGO INDUSTRIES, INC.


By: /s/ Fred G. Dohrmann
    Fred G. Dohrmann, Chief Executive Officer

                WINNEBAGO INDUSTRIES, INC. * FOREST CITY, IOWA
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                    FOR ANNUAL MEETING ON DECEMBER 17, 1997

The undersigned hereby appoints Gerald E. Boman and Fred G. Dohrmann, or either one of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held at Friendship Hall, Highway 69 South, Forest City, Iowa, on the 17th day of December, 1997, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS
   FRED G. DOHRMANN, GERALD E. BOMAN, JERRY N. CURRIE, JOHN V. HANSON, BRUCE D. HERTZKE, GERALD C. KITCH, RICHARD C. SCOTT, JOSEPH M. SHUSTER, FREDERICK M. ZIMMERMAN, AND FRANCIS L. ZROSTLIK.

   (Mark One)
    [ ] FOR all nominees listed above     [ ] WITHHOLD AUTHORITY to vote for
                                              all nominees listed above
    [ ] FOR all nominees listed above except
                                              ------------------------------



2. Approval of the Winnebago Industries, Inc. 1997 Stock Option Plan.

    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


           (CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE)

                        (CONTINUED FROM THE OTHER SIDE)


3. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1, VOTED TO APPROVE THE 1997 STOCK OPTION PLAN IN ITEM 2, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS.


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as administrator, attorney, executor, guardian or trustee, please give full title as such. If a corporation, authorized officer please sign full corporate name and indicate office held.



                                               Dated ____________________ , 1997


                                               _________________________________
                                               Signature



                                               _________________________________
                                               Signature if held jointly or
                                               office or title held


PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO
                              POSTAGE IS REQUIRED.